Exhibit 99.1

Aptera Motors Announces Effectiveness of S-1 Registration Statement for $75 Million Equity Line of Credit Facility

Carlsbad, CA – November 13, 2025 – Aptera Motors Corp. (NASDAQ: SEV), a solar mobility company focused on developing highly efficient vehicles, today announced that its registration statement on Form S-1 related to its Equity Line of Credit (ELOC) has become effective.

This ELOC provides Aptera with the right, but not the obligation, to sell up to $75 million of its Class B common stock to New Circle Principal Investments LLC, an affiliate of New Circle Capital, over time, at its discretion and subject to customary conditions.

The ELOC is designed to provide flexible access to capital, strengthening the company’s balance sheet and supporting its operational and strategic goals.

“Having this S-1 effective is a key milestone for Aptera, providing us with a flexible and strategic tool to fund our operations,” said Chris Anthony, Co-CEO of Aptera. “This instrument allows us to access capital incrementally, aligning our funding with our development and production timelines as we work toward our validation and low-volume production milestones.”

Proceeds from any sales of stock under the ELOC are expected to support validation, production readiness, including tooling and other activities required to bring Aptera’s Launch Edition vehicles to market.

The offering of the securities covered by the registration statement may only be made by means of a prospectus. The registration statement and prospectus may be accessed through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state or jurisdiction in which the offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Aptera Motors Corp. Aptera Motors Corp. is a solar mobility company driven by a mission to advance the future of efficient transportation. Its flagship vehicle is a paradigm-shifting solar electric vehicle that leverages breakthroughs in aerodynamics, material science, and solar technology to pursue new levels of efficiency. As a public benefit corporation, Aptera is committed to building a sustainable business that positively impacts its stakeholders and the environment. Aptera is headquartered in Carlsbad, California. For more information, please visit www.aptera.us.

About New Circle Capital New Circle Capital (“New Circle”) is an institutional investor focused on small and mid-cap public companies. New Circle invests throughout the capital stack in various industries and transaction situations. New Circle is headquartered in New York, NY. For more information, please visit www.newcirclecapital.com.

Forward-Looking Statements This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Aptera’s ability to satisfy the required conditions to utilize the facility, market conditions that may impact Aptera’s ability to access the facility on acceptable terms or at all, the possibility that the facility may not be fully utilized, expected use of proceeds and Aptera’s production and launch plans. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Aptera’s control. Aptera’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Aptera’s Registration Statement on Form S-1 filed with the SEC, as well as other documents that may be filed by Aptera from time to time with the SEC. The forward-looking statements included in this press release represent Aptera’s views as of the date of this press release. Aptera anticipates that subsequent events and developments will cause its views to change. Aptera undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Aptera’s views as of any date subsequent to the date of this press release.

Media Contact: Media@aptera.us

Investor Relations: Aptera Motors Corp. ir@aptera.us